DRAFT
                                                          9/22/05
9
AO 1376246.1

                    INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT is dated effective as of [date], 2005 by and between Ronus, Inc., a Georgia corporation ("Ronus") and Jodi L. Taylor ("Indemnitee") with reference to the following circumstances:
          A. Indemnitee currently serves as Chief Financial Officer of Harold's Stores, Inc., an Oklahoma corporation (the "Company"), and the Company's success is highly dependent on the services of Indemnitee.
          B. Ronus is a shareholder of the Company with an interest in the Company's success.
          C. Highly competent persons are becoming more reluctant to serve publicly-held corporations as executive officers unless they are provided with reasonable protection through insurance or indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.
          D. It is reasonable, prudent and necessary for the Ronus contractually to obligate itself to indemnify Indemnitee to the fullest extent permitted by applicable law so that she will serve or continue to serve the Company free from undue concern that she will not be so indemnified.
          E. Indemnitee is willing to serve, to continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.
In consideration of the promises and the covenants contained herein, Ronus and Indemnitee hereby agree as follows:
1. Definitions. For purposes of this Agreement:
     (a) "Affiliate" shall mean any corporation, trust or other enterprise in respect of which the Indemnitee is or was or will be serving as an officer at the request of the Company and including, but not limited to, any employee benefit plan of the Company or any of the foregoing.
     (b) "Board" shall mean the Board of Directors of the Company.
     (c) "Disinterested Director" shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.
     (d) "Expenses" shall include all attorneys' fees and costs, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses incurred in connection with asserting or defending claims.
     (e) "Independent Counsel" shall mean a law firm or lawyer that at the time of the determination neither is presently nor in the past year has been retained to represent: (i) the Company, Ronus or Indemnitee in any matter material to any such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder in any matter material to such other party. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.
     (f) "Losses" shall mean all losses, claims, liabilities, judgments, fines and amounts paid in settlement in connection with any Proceeding.
     (g) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative; provided, however, that the term "Proceeding" shall include any action instituted by an Indemnitee (other than an action to enforce indemnification rights under this Agreement) only if such action is authorized by the Board.
2. Service by Indemnitee. Indemnitee shall continue to serve the Company as Chief Financial Officer. Notwithstanding anything contained herein, this Agreement shall not create a contract of employment between the Ronus and Indemnitee or the Company and Indemnitee, and the termination of Indemnitee's relationship with the Company or an Affiliate by either party hereto shall not be restricted by this Agreement.
3. Indemnification. Ronus shall indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a Chief Financial Officer of the Company or as an officer of an Affiliate (collectively referred to as a "Company Official") to the fullest extent permitted by the laws of the State of Oklahoma in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification. Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights set forth hereinafter.
4. Action or Proceeding Other Than an Action by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any contemplated, pending or completed Proceeding, other than an action by or in the right of the Company, as the case may be, by reason of (a) the fact that Indemnitee is or was a Company Official, or (b) anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against Losses or Expenses incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe her conduct was unlawful.
5. Actions by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any pending, completed or threatened Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of (a) the fact that Indemnitee is or was a Company Official, or (b) anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against Losses or Expenses incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing provisions of this Section, no such indemnification shall be made in respect of any claim, issue or matter as to which Delaware law expressly prohibits such indemnification by reason of an adjudication of liability of Indemnitee to the Company; provided, however, that in such event such indemnification shall nevertheless be made by the Company to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
6. Indemnification for Losses and Expenses of Party Who is Wholly or Partly Successful. Notwithstanding any provision of this Agreement, to the extent that Indemnitee has been wholly successful on the merits or otherwise in any Proceeding on any claim, issue or matter, Indemnitee shall be indemnified against all Losses or Expenses incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, Ronus shall indemnify Indemnitee to the maximum extent permitted by law, against all Losses and Expenses incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. In any review or Proceeding to determine the extent of indemnification, Ronus shall bear the burden of proving any lack of success and which amounts sought in indemnity are allocable to claims, issues or matters that were not successfully resolved. For purposes of this Section and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter. For any claim, issue or matter not resolved successfully, Indemnitee shall be entitled to indemnification if permitted or required by Sections 3, 4 or 5 hereof.
7. Payment for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was a Company Official, a witness in any Proceeding, Ronus shall pay to Indemnitee all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.
8. Advancement of Expenses and Costs. All Expenses incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding shall be paid by Ronus in advance of the final disposition of such Proceeding within twenty days after the receipt by Ronus of a statement or statements from Indemnitee requesting from time to time such advance or advances whether or not a determination to indemnify has been made under Section 9. Indemnitee's entitlement to such advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall evidence such Expenses incurred (or reasonably expected to be incurred) by Indemnitee in connection therewith and shall include or be accompanied by a written undertaking in form and substance satisfactory to Ronus and the Indemnitee by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Agreement.
9. Procedure for Determination of Entitlement to Indemnification.
     (a) When seeking indemnification under this Agreement (which shall not include in any case the right of Indemnitee to receive payments pursuant to Section 7 and Section 8 hereof, which shall not be subject to this Section 9), Indemnitee shall submit a written request for indemnification to Ronus. Such request shall include documentation or information that is reasonably necessary for Ronus to make a determination of Indemnitee's entitlement to indemnification hereunder and that is reasonably available to Indemnitee. Determination of Indemnitee's entitlement to indemnification shall be made promptly, but in no event later than 90 days after receipt by Ronus of Indemnitee's written request for indemnification. Ronus shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board that Indemnitee has made such request for indemnification.
     (b) The entitlement of Indemnitee to indemnification under this Agreement shall be determined in the specific case by a majority vote of a quorum of the Board consisting of Disinterested Directors. If such a quorum is not obtainable or the Board, by the majority vote of Disinterested Directors, directs, the determination shall be made by Independent Counsel in a written opinion.
     (c) In the event the determination of entitlement is to be made by Independent Counsel, such Independent Counsel shall be selected by Ronus and approved by Indemnitee. Upon failure of Ronus to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the American Arbitration Association or such other person as such Association shall designate to make such selection. All Expenses of the Independent Counsel incurred in connection with acting pursuant to this Agreement shall be borne by Ronus.
     (d) If the person or persons empowered pursuant to Section 9(b) hereof to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 90 days after receipt by Ronus of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by Indemnitee of a material fact in the request for indemnification or
     (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.
     (e) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of Indemnitee to indemnification hereunder except as may be specifically provided herein, or create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or create a presumption that (with respect to any criminal action or proceeding) Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.
     (f) For purposes of any determination of good faith hereunder, Indemnitee shall be deemed to have acted in good faith if in taking such action Indemnitee reasonably relied on information supplied to Indemnitee by other officers of the Company or an Affiliate in the course of their duties, or on the advice of legal counsel for the Company or an Affiliate or on information or records given or reports made to the Company or an Affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or an Affiliate. Ronus shall have the burden of establishing the absence of good faith. The provisions of this Section 9(f) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
     (g) The knowledge and/or actions, for failure to act, of any director, officer, agent or employee of the Company or an Affiliate shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
10. Remedies in Cases of Determination not to Indemnify or to Advance Expenses.
     (a) If (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to Section 8 hereof or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 9 hereof, Indemnitee shall be entitled to seek a final adjudication either through an arbitration proceeding or in an appropriate court of the State of Oklahoma or any other court of competent jurisdiction of Indemnitee's entitlement to such indemnification or advance.
     (b) If a determination has been made in accordance with the procedures set forth in Section 9 hereof, in whole or in part, that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration referred to in paragraph (a) of this Section 10 shall be de novo and Indemnitee shall not be prejudiced by reason of any such prior determination that Indemnitee is not entitled to indemnification, and Ronus shall bear the burdens of proof specified in paragraphs 6 and 9 hereof in such proceeding.
     (c) If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 hereof that Indemnitee is entitled to indemnification, Ronus shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.
     (d) Ronus and Indemnitee shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. Ronus and Indemnitee shall stipulate in any such court that Ronus and Indemnitee are bound by all of the provisions of this Agreement and are precluded from making any assertion to the contrary.
     (e) To the extent deemed appropriate by the court, interest shall be paid by Ronus to Indemnitee at a reasonable interest rate for amounts that Ronus indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which Indemnitee requested indemnification (or reimbursement or advance of an Expense) and ending with the date that such payment is made to Indemnitee by Ronus.
11. Expenses Incurred by Indemnitee to Enforce this Agreement. All Expenses incurred by Indemnitee in connection with the preparation and submission of Indemnitee's request for indemnification hereunder shall be borne by Ronus. If Indemnitee is a party to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole in such action, shall be entitled to recover from Ronus, and shall be indemnified by Ronus against any Expenses incurred by Indemnitee. If it is determined that Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, Expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the Indemnitee is entitled to indemnification and for claims, issues or matters for which the Indemnitee is not so entitled.
12. Non-Exclusivity. The rights of indemnification and to receive advances as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, a certificate of incorporation, by-laws, any agreement, a vote of stockholders or a resolution of directors or otherwise. To the extent Indemnitee would be prejudiced thereby, no amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the Company or an Affiliate prior to such amendment, alteration, rescission or replacement.
13. No Duplicative Payment. Ronus' obligation, if any, to indemnify for Losses or advance Expenses to Indemnitee under this Agreement shall be secondary to any obligation of the Company to indemnify Indemnitee under the Company's certificate of incorporation or bylaws, pursuant to any agreement, or otherwise. Prior to exercising any rights under this Agreement, Indemnitee shall first pursue in good faith all rights to indemnification and advancement of Expenses under the Company's certificate of incorporation, bylaws, any agreement between Indemnitee and the Company, and any insurance policy maintained by the Company or Indemnitee. Ronus' obligation, if any, to indemnify for Losses or advance Expenses to Indemnitee under this Agreement shall be reduced to the extent Indemnitee has otherwise actually received payment for such Losses or Expenses (i) from the Company or any other party pursuant to any indemnification obligations under the Company's certificate of incorporation, bylaws, or any agreement;
(ii) pursuant to any insurance policy; or (iii) otherwise.
14. Settlement of Claims. Ronus shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without Ronus' written consent. Ronus shall not unreasonably withhold its consent to any proposed settlement. Ronus shall not be liable to indemnify Indemnitee under this Agreement with regard to any Losses if Ronus was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding.
15. Duration of Agreement. This Agreement shall apply to any claim asserted and any Losses and Expenses incurred in connection with any claim asserted on or after the effective date of this Agreement and shall continue until five years after the earliest of (a) the date that Indemnitee shall have ceased to serve as a Company Official; (b) the date that Leonard M. Snyder shall have ceased to serve as the Chief Executive Officer of the Company, or
(c) or the final termination of the complaint filed by the Securities and Exchange Commission against Leonard M. Snyder that is currently pending in the United States District Court for the District of South Carolina. This Agreement shall apply only to Proceedings based on acts or omissions alleged to have occurred on or before the earliest of the dates set forth in clauses (a),
(b) and (c) above, and only to the extent that such Proceedings are based on alleged acts or omissions occurring on or before such date. This Agreement shall be binding upon Ronus and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, devisee, executors, administrators or other legal representatives.
16. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.
17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
18. Headings. Section headings are for convenience only and do not control or affect meaning or interpretation of any terms or provisions of this Agreement.
19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.
20. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or electronic transmissions) and shall be deemed to have been given at the time when delivered (i) by United States certified mail, return receipt requested; (ii) by Federal Express or other similar overnight courier service; (iii) by telecopier, when the appropriate answerback is received; or
(iv) by electronic transmission and acknowledgment of receipt has been received, in each case addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice.
(a) If to Indemnitee, to the address on the signature page hereof.
(b) If to Ronus, to:
     Ronus, Inc
     Piazza at Paces
     3290 Northside Pkwy., Suite 225
     Atlanta, GA 30327
     Attn: Robert L. Anderson
     Facsimile: (678) 553-3911
21. Governing Law. The parties agree that this agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Oklahoma without giving effect to the conflicts of laws principles thereof.
22. Entire Agreement. Subject to the provisions of Section 12 hereof, this Agreement constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.
Executed as of the date first above written.
RONUS, INC.

________________________
By:  Robert L. Anderson
Title:    President
INDEMNITEE:
_______________________
Jodi L. Taylor
Address:
Facsimile:
E-mail: